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                                                                      EXHIBIT 12

GTE NORTHWEST INCORPORATED AND SUBSIDIARY

Statements of the Consolidated Ratio of Earnings to Fixed Charges


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
                                                                         Years Ended December 31,
                                                       ------------------------------------------------------------
                                                         1999         1998         1997         1996         1995
                                                       --------     --------     --------     --------     --------
                                                                          (Dollars in Millions)
Net earnings available for fixed charges:
  Income before extraordinary charges                  $  283.2     $  230.8     $  249.6     $  187.4     $  150.2
  Add - Income tax expense                                165.1        136.4        129.8        103.8         77.2
      - Fixed charges                                      61.3         61.7         57.6         58.0         60.3
                                                       --------     --------     --------     --------     --------

Adjusted earnings                                      $  509.6     $  428.9     $  437.0     $  349.2     $  287.7
                                                       ========     ========     ========     ========     ========

Fixed charges:
  Interest expense                                     $   57.9     $   57.0     $   53.4     $   53.7     $   56.3
  Portion of rent expense representing interest             3.4          4.7          4.2          4.3          4.0
                                                       --------     --------     --------     --------     --------

Adjusted fixed charges                                 $   61.3     $   61.7     $   57.6     $   58.0     $   60.3
                                                       ========     ========     ========     ========     ========

RATIO OF EARNINGS TO FIXED CHARGES                         8.31         6.95         7.59         6.02         4.77
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